NYSE: CVA February 22, 2018 Fourth Quarter 2017 Earnings Conference Call Photos courtesy of LCSWMA.

February 22, 2018 2 Cautionary Statements All information included in this earnings presentation is based on continuing operations, unless otherwise noted. Forward-Looking Statements Certain statements in this press release may constitute “forward-looking” statements as defined in Section 27A of the Securities Act of 1933, as amended (the “Securities Act”), Section 21E of the Securities Exchange Act of 1934 (the “Exchange Act”), the Private Securities Litigation Reform Act of 1995 (the “PSLRA”) or in releases made by the Securities and Exchange Commission (“SEC”), all as may be amended from time to time. Such forward-looking statements involve known and unknown risks, uncertainties and other important factors that could cause the actual results, performance or achievements of Covanta Holding Corporation and its subsidiaries (“Covanta”) or industry results, to differ materially from any future results, performance or achievements expressed or implied by such forward-looking statements. Statements that are not historical fact are forward-looking statements. Forward-looking statements can be identified by, among other things, the use of forward-looking language, such as the words “plan,” “believe,” “expect,” “anticipate,” “intend,” “estimate,” “project,” “may,” “will,” “would,” “could,” “should,” “seeks,” or “scheduled to,” or other similar words, or the negative of these terms or other variations of these terms or comparable language, or by discussion of strategy or intentions. These cautionary statements are being made pursuant to the Securities Act, the Exchange Act and the PSLRA with the intention of obtaining the benefits of the “safe harbor” provisions of such laws. Covanta cautions investors that any forward-looking statements made by Covanta are not guarantees or indicative of future performance. Important assumptions and other important factors, risks and uncertainties that could cause actual results to differ materially from those forward-looking statements with respect to Covanta include, but are not limited to: the risks and uncertainties affecting Covanta's business described in periodic securities filings by Covanta with the SEC. Important factors, risks, and uncertainties that could cause actual results of Covanta and the JV to differ materially from those forward-looking statements include, but are not limited to: seasonal or long-term fluctuations in the prices of energy, waste disposal, scrap metal and commodities, and Covanta's ability to renew or replace expiring contracts at comparable prices and with other acceptable terms; adoption of new laws and regulations in the United States and abroad, including energy laws, tax laws, environmental laws, labor laws and healthcare laws; advances in technology; difficulties in the operation of our facilities, including fuel supply and energy delivery interruptions, failure to obtain regulatory approvals, equipment failures, labor disputes and work stoppages, and weather interference and catastrophic events; failure to maintain historical performance levels at Covanta's facilities and Covanta's ability to retain the rights to operate facilities Covanta does not own; Covanta's and the joint ventures ability to avoid adverse publicity or reputational damage relating to its business; difficulties in the financing, development and construction of new projects and expansions, including increased construction costs and delays; Covanta's ability to realize the benefits of long-term business development and bear the costs of business development over time; Covanta's ability to utilize net operating loss carryforwards; limits of insurance coverage; Covanta's ability to avoid defaults under its long-term contracts; performance of third parties under its contracts and such third parties' observance of laws and regulations; concentration of suppliers and customers; geographic concentration of facilities; increased competitiveness in the energy and waste industries; changes in foreign currency exchange rates; limitations imposed by Covanta's existing indebtedness and its ability to perform its financial obligations and guarantees and to refinance its existing indebtedness; exposure to counterparty credit risk and instability of financial institutions in connection with financing transactions; the scalability of its business; restrictions in its certificate of incorporation and debt documents regarding strategic alternatives; failures of disclosure controls and procedures and internal controls over financial reporting; Covanta's and the joint ventures ability to attract and retain talented people; general economic conditions in the United States and abroad, including the availability of credit and debt financing; and other risks and uncertainties affecting Covanta's businesses described periodic securities filings by Covanta with the SEC. Although Covanta believes that its plans, cost estimates, returns on investments, intentions and expectations reflected in or suggested by such forward-looking statements are reasonable, actual results could differ materially from a projection or assumption in any forward-looking statements. Covanta's and the joint ventures future financial condition and results of operations, as well as any forward-looking statements, are subject to change and to inherent risks and uncertainties. The forward-looking statements contained in this press release are made only as of the date hereof and Covanta does not have, or undertake, any obligation to update or revise any forward-looking statements whether as a result of new information, subsequent events or otherwise, unless otherwise required by law. Note: All estimates with respect to 2018 and future periods are as of February 22, 2018. Covanta does not have or undertake any obligation to update or revise any forward-looking statements whether as a result of new information, subsequent events or otherwise, unless otherwise required by law. Discussion of Non-GAAP Financial Measures We use a number of different financial measures, both United States generally accepted accounting principles (“GAAP”) and non-GAAP, in assessing the overall performance of our business. To supplement our assessment of results prepared in accordance with GAAP, we use the measures of Adjusted EBITDA, Free Cash Flow, Free Cash Flow Before Working Capital, and Adjusted EPS which are non-GAAP measures as defined by the Securities and Exchange Commission. The non-GAAP financial measures of Adjusted EBITDA, Free Cash Flow, Free Cash Flow Before Working Capital, and Adjusted EPS as described below, and used in this release, are not intended as a substitute or as an alternative to net income, cash flow provided by operating activities or diluted earnings per share as indicators of our performance or liquidity or any other measures of performance or liquidity derived in accordance with GAAP. In addition, our non-GAAP financial measures may be different from non-GAAP measures used by other companies, limiting their usefulness for comparison purposes. The presentations of Adjusted EBITDA, Free Cash Flow, Free Cash Flow Before Working Capital, and Adjusted EPS are intended to enhance the usefulness of our financial information by providing measures which management internally use to assess and evaluate the overall performance of its business and those of possible acquisition candidates, and highlight trends in the overall business.

February 22, 2018 3 2017 Summary (in millions, except per share amounts) FY 2016 FY 2017 FY 2018 Guidance (1) Revenue $1,699 $1,752 N/A Adjusted EBITDA $410 $408 $425 - $455 Net cash provided by operating activities $286 $243 N/A Free Cash Flow Before Working Capital $135 $88 $100 - $130 Free Cash Flow $176 $132 $70 - $100 Diluted EPS $(0.03) $0.44 N/A Adjusted EPS $(0.06) $(0.37) N/A (Unaudited) Key Highlights • 2017 financial performance in-line with guidance ranges • Dublin commenced commercial operations • Announced strategic partnership with the Green Investment Group ("GIG") to pursue projects in the UK and Ireland • Fairfax restarted operations in late December 2017 • Continued progress on strategic initiatives that support organic growth 1) Guidance as of February 22, 2018.

Waste Update

- **Client and new business activity:**
  - Extended service agreements at Lancaster/Harrisburg facilities through 2032; extended anchor waste contracts at Delaware Valley and SECONN
  - Expanded CES footprint with 4 bolt-on acquisitions
- **2017 revenue drivers vs. 2016:**
  - Same store EfW tip fee revenue:
    - Pricing up $14 million (2.5%)
    - Volume lower by $29 million (5.3%), driven by downtime at Fairfax
  - Internalized profiled waste revenue up 1.6%
  - Environmental services revenue up 24%, with 16% organic growth
- **Trends and outlook:**
  - EfW processing volume to increase by 1 million tons driven by Dublin operations and Fairfax recovery
  - Strong industry dynamics support ~3% same store price growth
  - Profiled waste growth to re-accelerate to double digits
  - Continued strong growth in environmental services

(Unaudited)

(in millions, except price)	2016A	2017A	2018E
Waste & Service Revenue:			
EfW Tip Fees	$551	$572	$600 - $620
EfW Service Fees	406	393	410 - 420
Environmental Services	104	129	135 - 145
Municipal Services	186	194	200
Other	36	42	40
Intercompany	(96)	(99)	(100)
Total	**$1,187**	**$1,231**	**$1,285 - $1,325**
EfW Tons: (1)			
Tip Fee Contracted	8.4	8.0	8.6 - 8.7
Tip Fee Uncontracted	2.2	2.1	2.2
Service Fee	8.9	8.6	9.1 - 9.2
Total	**19.5**	**18.7**	**19.9 - 20.1**
EfW Tip Fee Revenue/Ton:			
Contracted	$47.39	$52.87	
Uncontracted	$68.95	$72.25	
Average Tip Fee	**$51.89**	**$57.11**	**$56 - $57**

1) Excludes liquid waste.
Note: certain amounts may not total due to rounding.

4 February 22, 2018

COVANTA
Powering Today. Protecting Tomorrow.

Energy Update

- **2017 revenue drivers vs. 2016:**
  - Energy revenue, including capacity, down $15 million (4%) on a same store basis
    - Energy price down 1%
    - Energy volume down $20 million, driven by downtime at Fairfax
    - Capacity revenue improved by $7 million
  - PPA expirations, net of increased revenue share reduced revenue by $23 million
  - Dublin contributed $11 million in Q4

- **Trends and outlook:**
  - Higher generation in 2018 to be driven by Fairfax recovery
  - Hedge activity:
    - 2018 market exposure reduced to 1.5 million MWh with hedge at prices slightly below 2017 levels
    - Beginning to reduce 2019 market exposure with 1 million MWh already hedged
  - 2018 marks last year of legacy contract transitions until the mid 2020's

(Unaudited)

(in millions, except price)	2016A	2017A	2018E
Energy Revenue:			
Energy Sales	$321	$288	$265 - $285
Capacity	40	46	50
Other [1]	9	-	-
Total	**$370**	**$334**	**$315 - $335**
MWh Sold:			
Contracted	3.1	2.5	1.9 - 2.0
Hedged	1.9	2.7	3.0
Market	1.0	0.8	1.4 - 1.5
Total	**6.1**	**6.0**	**6.3 - 6.5**
Revenue per MWh: [2]			
Contracted	$65.98	$69.36	$65 - $66
Hedged	$42.77	$34.92	$33
Market	$31.35	$28.84	$25 - $37
Average	**$52.70**	**$48.26**	**$40 - $44**

1) Includes energy revenue from biomass plants and facilities in China.
2) Excludes capacity revenue.
Note: certain amounts may not total due to rounding.

5 February 22, 2018

COVANTA
Powering Today. Protecting Tomorrow.

Recycled Metals Update

- **2017 revenue drivers vs. 2016:**
  - Ferrous:
    - Price up $17 million (44%) on improved market
    - Sales volume lower by $8 million (21%) mainly due to increased processing
  - Non-ferrous:
    - Realized pricing up $17 million (74%) due to improved quality from processing
    - Sales volume lower by $6 million (25%) due to increased processing
- **Trends and outlook:**
  - 2018 recovery and sales volumes to benefit from improved plant throughput and investments in non-ferrous recovery
  - HMS averaged $317 per ton in January/February
    - Full year outlook for $235 - $285 per ton with softening expected from current levels
  - Full year performance of non-ferrous processing plant will further benefit 2018 realized pricing

(Unaudited)

($ in millions, except price; tons in thousands)	2016A	2017A	2018E
Metals Revenue:			
Ferrous	$38	$48	$45 - $55
Non-Ferrous	23	34	45 - 55
Total	**$61**	**$82**	**$90 - $110**
Tons Recovered:			
Ferrous	401	396	420 - 430
Non-Ferrous	36	38	40 - 45
Tons Sold:			
Ferrous	345	302	350 - 360
Non-Ferrous	36	31	30 - 35
Revenue per Ton Sold:			
Ferrous	$111	$157	$135 - $165
Non-Ferrous	$632	$1,088	$1,450 - $1,600
Average HMS index price (1)	$197	$268	$235 - $285
Average Old Cast Aluminum (2)	$0.57	$0.61	~$0.59

1) 2017 and 2016 average #1 Heavy Melt Steel composite index ($ / gross ton) as published by American Metal Market.
2) 2017 and 2016 average Old Cast Aluminum Scrap ($ / pound) calculated using the high price as published by American Metal Market.
Note: certain amounts may not be totaled due to rounding.

6 February 22, 2018

COVANTA
Powering Today. Protecting Tomorrow.

February 22, 2018 7 • 2017 summary: ▪ Total EfW maintenance (expense + capex) higher year-over-year ◦ Plant downtime required increased maintenance scope at certain facilities ◦ 2018 maintenance activity accelerated into 2017 ▪ Other plant operating expense increased due to: ◦ Dublin commencement of operations ◦ CES growth ◦ Non-ferrous processing facility operations ▪ Other operating expense included: ◦ $11 million in settlement of contract disputes ◦ $30 million in insurance recoveries, including $7 million in Q4 • Trends and outlook: ▪ 2018 EfW maintenance spend to be similar to 2017 with higher mix of capex ▪ Other plant operating expense expected to trend higher in 2018 due to a full year of the Dublin O&M and continued growth in CES ▪ Expect $10 million of Fairfax business interruption insurance recoveries in 2018 Maintenance and Operating Expenses (in millions) 2016A 2017A 2018E Plant Maintenance Expense: EfW $272 $302 $285 - $295 Other 6 8 Total $279 $311 Maintenance Capex: EfW $97 $94 $105 - $115 Other 13 16 25 Total $110 $111 $130 - $140 Total EfW Maintenance Spend $369 $397 $390 - $410 Other Plant Operating Expense: EfW $630 $650 Other 268 310 Total $898 $960 Other Operating Expense $86 $51 (Unaudited) Note: certain amounts may not total due to rounding.

February 22, 2018 8 Long-Term Business and Strategic Outlook Development Updates • GIG partnership and investment in Dublin closed on February 12, 2018 • Rookery received environmental permit and expected to reach financial close in Q2 2018 • Progressing additional UK pipeline projects Long-Term Maintenance Contract Transitions • No material energy contracts expiring until mid 2020's • Waste contracts predominantly at market, with potential upside on re-contracting • 3 year EfW maintenance spend (expense + capex) range of $385 to $425 million ▪ Reflects increased spend on fire protection, focused proactive maintenance at key plants, and general inflation • Target $250 million in Free Cash Flow by mid next decade ▪ Driven by UK development pipeline, organic growth opportunities, and favorable regional waste market dynamics Free Cash Flow Growth

February 22, 2018 9 Financial Overview

February 22, 2018 10 Revenue: 2017 vs. 2016 1) Includes waste and service revenue, energy and metals volume, metals processing and construction activity. 2) Energy price includes capacity payments. Note: certain amounts may not total due to rounding. (2)(1)

February 22, 2018 11 Adjusted EBITDA: 2017 vs. 2016 1) Includes waste and service revenue, energy and metals volume, metals processing, plant operating costs, construction activity and overhead. 2) Energy price includes capacity payments. (1) (2)

February 22, 2018 12 Free Cash Flow: 2017 vs. 2016 (1) 1) Includes capital type expenditures at client owned facilities.

Growth Investment Outlook

(Unaudited, in millions)	FY 2017 Actual	FY 2018 Outlook
Organic growth investments [1]	$37	~$20
Acquisitions	17	4
Subtotal: Corporate funded	**$54**	**~$25**
Dublin facility construction	117	-
Total growth investments	**$171**	**~$25**

- The following items are not reflected in the 2018 outlook above:
  - Rookery – Covanta equity commitment and timing of spend to be disclosed when project reaches financial close
  - Ash processing – expect to spend ~$25 million on first unit once permit is received
  - NYC MTS – expect to spend ~$35 million upon receipt of notice to proceed for Manhattan MTS
  - Acquisitions to be targeted on an opportunistic basis – potential additional activity not reflected in FY 2018 outlook

1) Organic growth programs are focused primarily on growing waste, energy and metal revenue generated by our existing assets.
Note: certain amounts may not total due to rounding.

13 February 22, 2018

COVANTA
Powering Today. Protecting Tomorrow.

February 22, 2018 14 (Face value; unaudited, in millions) 12/31/2016 9/30/2017 12/31/2017 Cash and Cash Equivalents $84 $37 $46 Corporate Debt: Secured $608 $732 $705 Unsecured 1,664 1,664 1,664 Total Corporate Debt $2,272 $2,396 $2,369 Project Debt 406 497 171 Total Debt $2,678 $2,893 $2,540 Net Debt (1) $2,547 $2,812 $2,469 Stockholders’ Equity $469 $335 $427 Credit Ratios: Consolidated Leverage Ratio (1) 6.2x 7.2x 6.4x Senior Credit Facility Leverage Ratio (2) 3.0x 3.6x 3.6x Capitalization Summary 1) Consolidated Leverage Ratio is equal to Net debt, calculated as total principal amount of debt outstanding less cash and cash equivalents, debt service principal-related restricted funds ($18 million at December 31, 2017) and escrowed construction financing proceeds ($7 million at December 31, 2017) divided by Adjusted EBITDA excluding the impact of Dublin Adjusted EBITDA. 2) Leverage ratio as calculated for senior credit facility covenant. Effectively represents leverage at Covanta Energy, LLC and subsidiaries.

February 22, 2018 15 Adjusted EBITDA: 2018E vs. 2017 1) Includes waste and service revenue, energy and metals volume, metals processing, plant operating costs, construction activity and overhead. 2) Energy price includes capacity payments and renewable energy credits. (1) (2)

February 22, 2018 16 Free Cash Flow: 2018E vs. 2017 (1) 1) Includes capital type expenditures at client owned facilities.

February 22, 2018 17 Appendix

February 22, 2018 18 Long-term Outlook: Energy Detail Consolidated EfW (Unaudited, in millions, except price) 2016A 2017A 2018E 2019E 2020E 2021E 2022E MWh Sold – CVA Share: Contracted 3.1 2.5 2.0 2.0 2.0 1.9 1.9 Hedged 1.9 2.7 3.0 1.0 — — — Market 1.0 0.8 1.5 3.5 4.5 4.7 4.7 Total MWh Sold 6.1 6.0 ~6.4 ~6.5 ~6.5 ~6.6 ~6.6 Market Sales (MWh) by Geography: PJM East 0.3 0.2 0.8 2.2 2.7 2.7 2.7 NEPOOL 0.2 0.2 0.2 0.7 1.2 1.2 1.2 NYISO 0.1 0.1 0.1 0.2 0.2 0.3 0.3 Other 0.4 0.3 0.4 0.4 0.4 0.4 0.4 Total Market Sales 1.0 0.8 1.5 3.5 4.5 4.7 4.7 Revenue per MWh: (1) Contracted $65.98 $69.36 ~$66 Hedged $42.77 $34.92 ~$33 Market $31.35 $28.84 ~$31 Average Revenue per MWh $52.70 $48.26 ~$42 Note: hedged generation as presented above reflects only existing hedges. Certain amounts may not total due to rounding. 1) Excludes capacity revenue. • Note: Production estimates for 2019 - 2022 are approximated based on historical operating performance and expected contract structures

February 22, 2018 19 1) Adjustment for impact of adoption of FASB ASC 853 – Service Concession Arrangements. Non-GAAP Reconciliation: Adjusted EBITDA Q4 Full Year (Unaudited, in millions) 2016 2017 2016 2017 Net Income (Loss) $8 $131 $(4) $57 Depreciation and amortization expense 52 60 207 215 Interest expense, net 35 41 138 147 Income tax expense (benefit) 17 (186) 22 (191) Impairment charges 1 1 20 2 Debt service billings in excess of revenue recognized 1 1 4 5 Severance and reorganization costs — — 3 1 Stock-based compensation expense 3 2 16 18 Capital type expenditures at client owned facilities (1) 10 19 39 55 (Gain) loss on asset sales (1) — (44) 6 Loss on extinguishment of debt — 71 — 84 Business development cost — 4 2 5 Property insurance recoveries — — — (2) Other 2 3 7 6 Total adjustments 120 16 414 351 Adjusted EBITDA $128 $147 $410 $408

Non-GAAP Reconciliation: Free Cash Flow and Free Cash Flow Before Working Capital

	Q4		Full Year		Full Year
(Unaudited, in millions)	2016	2017	2016	2017	Estimated 2018 [1]
Adjusted EBITDA	**$128**	**$147**	**$410**	**$408**	**$425 - $455**
Cash paid for interest, net of capitalized interest	(44)	(32)	(135)	(132)	(140)
Cash paid for taxes, net	1	—	(6)	—	(5)
Capital type expenditures at client owned facilities [2]	(10)	(19)	(39)	(55)	(40)
Equity in net income from unconsolidated investments	(1)	—	(4)	(1)	(5-10)
Reconciliation of Equity in net income to Proportional Adjusted EBITDA [3]	—	—	—	—	(20)
Dividends from unconsolidated investments	—	1	2	2	10
Adjustment for working capital and other	62	32	58	21	(20 - 40)
Net cash provided by operating activities	**$136**	**$129**	**$286**	**$243**	**$195 - $225**
Changes in restricted funds - operating [4]	—	—	—	—	10
Maintenance capital expenditures	(28)	(27)	(110)	(111)	(140 - 130)
Free Cash Flow	**$108**	**$102**	**$176**	**$132**	**$70 - $100**
Less: Changes in Working Capital	(52)	(74)	(41)	(44)	20 - 40
Free Cash Flow Before Working Capital	**$56**	**$28**	**$135**	**$88**	**$100 - $130**

1) Guidance as of February 22, 2018.
2) Adjustment for impact of adoption of FASB ASC 853 – *Service Concession Arrangements*.
3) Adjustment beginning in 2018 to reconcile the Equity in Income from unconsolidated investments to Proportional Adjusted EBITDA by adjusting for the proportional impact of depreciation & amortization, interest expense, and taxes at the unconsolidated subsidiary.
4) Adjustment for the impact of the pending adoption of ASU 2016-18 effective January 1, 2018. Upon adoption, the statement of cash flows will explain the change during the period in the total of cash, cash equivalents, and amounts generally described as restricted cash or restricted cash equivalents. Therefore, beginning in 2018 Changes in restricted funds - operating will be eliminated in arriving at Net cash, cash equivalents and restricted funds provided by operating activities.

20 February 22, 2018

COVANTA
Powering Today. Protecting Tomorrow.

February 22, 2018 21 Non-GAAP Reconciliation: Adjusted EPS Q4 Full Year (Unaudited, in millions, except per share amounts) 2016 2017 2016 2017 Diluted Earnings (Loss) Per Share: $0.06 $1.01 $(0.03) $0.44 Reconciling Items 0.11 (0.92) (0.03) (0.81) Adjusted EPS $0.17 $0.09 $(0.06) $(0.37) Reconciling Items Impairment charges $1 $1 $20 $2 Severance and reorganization costs — — 2 1 Loss on extinguishment of debt — 71 — 84 Effect on income of derivative instruments not designated as hedging instruments — — 2 — Property insurance recoveries — — — (2) Effect of foreign exchange loss on indebtedness — — (1) (2) (Gain) loss on sale of assets (1) — (44) 6 Other — 1 — 1 Total Reconciling Items, pre-tax — 73 (21) 90 Pro forma income tax impact — 1 2 (4) Grantor trust activity — (11) 1 (9) Adjustment to uncertain tax positions 14 — 14 — Impact of federal tax reform change — (204) — (204) Transition tax — 21 — 21 Total Reconciling Items, net of tax $14 $(120) $(4) $(106) Diluted Per Share Impact 0.11 (0.92) (0.03) (0.81) Diluted Weighted Average Shares Outstanding 131 131 129 131

February 22, 2018 22 Non-GAAP Financial Measures Free Cash Flow and Free Cash Flow Before Working Capital Free Cash Flow is defined as cash flow provided by operating activities, plus changes in restricted funds - operating, less maintenance capital expenditures, which are capital expenditures primarily to maintain our existing facilities. Free Cash Flow Before Working Capital is defined as Free Cash Flow excluding changes in working capital. We use the non-GAAP measures of Free Cash Flow and Free Cash Flow Before Working Capital as criteria of liquidity and performance-based components of employee compensation. We use Free Cash Flow and Free Cash Flow before Changes in Working Capital as measures of liquidity to determine amounts we can reinvest in our core businesses, such as amounts available to make acquisitions, invest in construction of new projects, make principal payments on debt, or amounts we can return to our stockholders through dividends and/or stock repurchases. In order to provide a meaningful basis for comparison, we are providing information with respect to our Free Cash Flow for the year ended and three months ended December 31, 2017 and 2016 reconciled for each such period to cash flow provided by operating activities, which we believe to be the most directly comparable measure under GAAP. Adjusted EBITDA We use Adjusted EBITDA to provide additional ways of viewing aspects of operations that, when viewed with the GAAP results provide a more complete understanding of our core business. As we define it, Adjusted EBITDA represents earnings before interest, taxes, depreciation and amortization, as adjusted for additional items subtracted from or added to net income including the effects of impairment losses, gains or losses on sales, dispositions or retirements of assets, adjustments to reflect the Adjusted EBITDA from our unconsolidated investments, adjustments to exclude significant unusual or non-recurring items that are not directly related to our operating performance plus adjustments to capital type expenses for our service fee facilities in line with our credit agreements. We adjust for these items in our Adjusted EBITDA as our management believes that these items would distort their ability to efficiently view and assess our core operating trends. Going forward, as larger parts of our business will be conducted through unconsolidated entities that we do not control, we will begin to adjust for our proportionate share of the entities depreciation and amortization, interest expense and taxes in order to improve comparability to the Adjusted EBITDA of our wholly owned entities. In order to provide a meaningful basis for comparison, we are providing information with respect to our Adjusted EBITDA for the year ended and three months ended December 31, 2017 and 2016, reconciled for each such period to net income and cash flow provided by operating activities, which are believed to be the most directly comparable measures under GAAP. Our projections of the proportional contribution of our interests in the JV to our Adjusted EBITDA and Free Cash Flow are not based on GAAP net income/loss or Cash flow provided by operating activities, respectively, and are anticipated to be adjusted to exclude the effects of events or circumstances in 2018 that are not representative or indicative of our results of operations and that are not currently determinable. Due to the uncertainty of the likelihood, amount and timing of any such adjusting items, we do not have information available to provide a quantitative reconciliation of projected net income/loss to an Adjusted EBITDA projection. Adjusted EPS Adjusted EPS excludes certain income and expense items that are not representative of our ongoing business and operations, which are included in the calculation of Diluted Earnings Per Share in accordance with GAAP. The following items are not all-inclusive, but are examples of reconciling items in prior comparative and future periods. They would include impairment charges, the effect of derivative instruments not designated as hedging instruments, significant gains or losses from the disposition or restructuring of businesses, gains and losses on assets held for sale, transaction-related costs, income and loss on the extinguishment of debt and other significant items that would not be representative of our ongoing business. We will use the non-GAAP measure of Adjusted EPS to enhance the usefulness of our financial information by providing a measure which management internally uses to assess and evaluate the overall performance and highlight trends in the ongoing business. In order to provide a meaningful basis for comparison, we are providing information with respect to our Adjusted EPS for the year ended and three months ended December 31, 2017 and 2016, reconciled for each such period to diluted income per share, which is believed to be the most directly comparable measure under GAAP.